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Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the registration of 100,000 common shares pertaining to the Young Broadcasting Inc. 2003 Non-Employee Directors Deferred Stock Unit Plan of our report dated February 17, 2004, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

  New York, New York
  November 5, 2004

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CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM